Exhibit 10.18

SUBORDINATION AGREEMENT
among
DVB BANK NV,
as Agent for the Senior Lenders,
DVB BANK NV,
as Agent for the Junior Lenders,
and
RIGDON MARINE CORPORATION,
as Borrower

July 1, 2008

SUBORDINATION AGREEMENT
          THIS SUBORDINATION AGREEMENT dated as of July 1, 2008 among (1) DVB BANK NV (the “Senior Agent”), as agent and security trustee for and on behalf of the lenders (the “Senior Lenders”) party to that certain Senior Loan Agreement (as defined below) among the Senior Agent, the Senior Lenders and the Borrower (as defined below), (2) DVB BANK NV (the “Subordinated Agent”), as agent and security trustee for and on behalf of the lenders (the “Subordinated Lenders”) party to the Subordinated Loan Agreement (as defined below) among the Subordinated Agent, the Subordinated Lenders and the Borrower, (3) the Subordinated Lenders and (4) RIGDON MARINE CORPORATION, a Delaware corporation, as borrower (the “Borrower”).
WITNESSETH
WHEREAS:
          (A) Pursuant to a loan agreement dated as of December 28, 2005 (as the same may be amended, modified or supplemented from time to time, the “Senior Loan Agreement”), by and among the Borrower, as borrower, the Senior Lenders, as lenders, and the Senior Agent, as agent and security trustee for the Senior Lenders, the Senior Lenders provided to the Borrower a secured loan facility in the amount of up to the lesser of Two Hundred Twenty Four Million United States Dollars (US $224,000,000) or Seventy Percent (70%) of the Fair Market Value of the Vessels (as such terms are defined in the Senior Loan Agreement), to be made available in three tranches on the terms and subject to the conditions of the Senior Loan Agreement.
          (B) Pursuant to a loan agreement dated as of December 28, 2005 (the “Original Subordinated Loan Agreement”), by and among the Borrower, as borrower, and Bourbon Capital USA, Inc. (the “Original Subordinated Lender”), as lender, the Original Subordinated Lender provided to the Borrower a secured loan facility in the amount of Ninety Million United States Dollars (US $90,000,000) on the terms and subject to the conditions of the Subordinated Loan Agreement.
          (C) Pursuant to an assignment, assumption, amendment and restatement of loan agreement dated as of July 1, 2008 (the “Subordinated Loan Agreement”), by and among, the Original Subordinated Lender, as assignor, the Borrower, as borrower, the Subordinated Lenders, as lenders, and the Subordinated Agent as agent and security trustee for the Senior Lenders, the Subordinated Lenders agreed to assume the rights and obligations of the Original Subordinated Lender under the Original Subordinated Loan Agreement, the Subordinated Lenders have agreed to provide to the Borrower a secured loan facility in the amount of Eighty-Five Million United States Dollars (US $85,000,000) and have each appointed the Subordinated Agent and security trustee on its respective behalf.
          (D) The Borrower is the sole owner of each of the vessels set forth on Section A of Schedule 1 hereto (the “Pre-existing Vessels”).

          (E) As security for its obligations under the Senior Loan Agreement, the Borrower has granted, inter alia, a first preferred mortgage over each of the Pre-existing Vessels in favor of the Senior Agent, together with a first priority Assignment of Earnings each of the Pre-existing Vessels and a first priority Assignment of Insurances for each of the Pre-existing Vessels. In addition, the Borrower has executed and delivered or has agreed to execute and deliver, inter alia, first preferred mortgages, first priority assignments and first priority assignments of insurances in respect of that vessel identified on Section B of Schedule 1 hereto (the “GPA 654 Vessel”) to be delivered to the Borrower (all of such mortgages and assignments being herein collectively referred to as the “Senior Security Documents”).
          (F) As security for its obligations under the Original Subordinated Loan Agreement, the Borrower has executed a second preferred fleet mortgage in respect of the Pre-existing Vessels in favor of the Original Subordinated Lender (the “Original Subordinated Mortgage”);
          (G) Pursuant to an Assignment of Second Preferred Fleet Mortgage with respect to the Original Subordinated Mortgage the Original Subordinated Lender assigned its rights under the Original Subordinated Mortgage to the Subordinated Agent;
          (H) Pursuant to an Amendment to Second Preferred Fleet Mortgage with respect to the Original Subordinated Mortgage the Borrower and the Subordinated Agent agreed to amend the terms of the Original Subordinated Mortgage to, inter alia, attach the terms of the Subordinated Loan Agreement (the Original Subordinated Mortgage as so assigned and amended is hereinafter referred to as the “Subordinated Mortgage”);
          (I) Pursuant to the Subordinated Loan Agreement, the Borrower has agreed to execute a supplement to the Subordinated Mortgage in respect of the GPA 654 Vessel
          (J) The Senior Loan Agreement and the Senior Security Documents prohibit the Borrower from granting or permitting any security interests in or liens over their property (except as contemplated by the Senior Security Documents). Pursuant to this Agreement and on the terms and conditions set forth herein the Senior Lenders consent to the execution of the Subordinated Loan Agreement and the assignment of the Subordinated Mortgages to the Subordinated Lenders to be held on their behalf by the Subordinated Agent as security trustee.
AGREEMENTS
          NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:
          1. Definitions.
               1.1. Specific Terms. For purposes of this Agreement, the following terms shall have the following meanings:

               “Agreements” shall mean, collectively, the Senior Loan Agreement and the Subordinated Loan Agreement.
               “Creditors” shall mean, collectively, the Senior Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders, and their respective successors and assigns.
               “Distribution” shall mean any payment by the Borrower, whether in cash, in kind, securities or any other property.
               “Event” shall have the meaning set forth in Section 2.2(d) hereof.
               “Borrower” shall have the meaning set forth in the introductory paragraph of this Agreement.
               “Insurances” means each of the policies and contracts of insurance over each of the Pre-existing Vessels.
               “Original Subordinated Lender” shall have the meaning set forth in the recitals hereto.
               “Person” shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, a limited liability corporation, a limited liability partnership, an unincorporated association, a joint venture or other entity, or a government or any agency, instrumentality or political subdivision thereof.
               “Senior Indebtedness” shall mean all obligations of any kind owed by the Borrower to the Senior Lenders and the Senior Agent from time to time under or pursuant to the Senior Loan Agreement or any note or guaranty issued thereunder including, without limitation, all principal of and interest on any advance made thereunder (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower), charges, expenses, fees and other sums chargeable to the Borrower by the Senior Lenders or the Senior Agent, and reimbursement, indemnity or other obligations payable to the Senior Lenders and the Senior Agent. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Senior Indebtedness shall also include any indebtedness of the Borrower incurred in connection with an extension, modification, amendment or refinancing of the Senior Loan Agreement.
               “Senior Lender(s)” shall have the meaning set forth in the introductory paragraph of this Agreement.

               “Senior Loan Agreement” shall have the meaning set forth in the recitals hereto.
               “Senior Security Documents “ shall have the meaning set forth in the recitals hereto.
               “Subordinated Indebtedness” shall mean all obligations of any kind owed by the Borrower to the Subordinated Lenders and the Subordinated Agent from time to time under or pursuant to the Subordinated Loan Agreement or any note or guaranty issued thereunder including, without limitation, all principal of and interest on any advance made thereunder, charges, expenses, fees and other sums chargeable to the Borrower by the Subordinated Lenders or the Subordinated Agent, and reimbursement, indemnity or other obligations payable to the Subordinated Lenders and the Subordinated Agent.
               “Subordinated Lender(s)” shall have the meaning set forth in the introductory paragraph of this Agreement and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness.
               “Subordinated Loan Agreement” shall have the meaning set forth in the recitals hereto.
               “Subordinated Security Documents” shall mean each of the Subordinated Mortgages.
               1.2. Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Senior Loan Agreement.
               1.3. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Senior Loan Agreement or the Subordinated Loan Agreement shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof in accordance with the provisions of this Agreement.
          1A. Consent to Assignment. Pursuant to this Agreement and on the terms and conditions set forth herein the Senior Lenders consent to the execution of the Subordinated Loan Agreement and the assignment of the Subordinated Mortgage to the Subordinated Lenders to be held on their behalf by the Subordinated Agent as security trustee.
          2. Covenants. The Borrower, the Subordinated Agent and each Subordinated Lender hereby covenant that until the Senior Indebtedness shall have been paid in full and satisfied in cash and the Senior Loan Agreement shall have been terminated, all in accordance with the terms of the Senior Loan Agreement, each will comply with such of the following provisions as are applicable to it:
               2.1. Transfers. Each Subordinated Lender covenants that, without prejudice to clause 4(a), any transferee from it of any Subordinated Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Subordination Agreement to each other party hereto.
               2.2. Subordination Provisions. Notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time to the extent and on the terms and conditions set forth herein. Notwithstanding anything herein to the contrary, this Agreement shall in no way impair or otherwise affect the obligation of Borrower to make payments of any nature pursuant to the terms of the Subordinated Loan Agreement.
          (a) Payments. The Borrower shall make no Distribution on the Subordinated Indebtedness other than interest payments thereon until such time as the Senior Indebtedness shall have been paid in full in cash and the Senior Loan Agreement shall have been irrevocably terminated. In addition, the Borrower shall make no Distribution (including interest on the Subordinated Indebtedness) upon the occurrence of an Event of Default under the Senior Loan Agreement.
          (b) Insurances and Power of Attorney. The Borrower hereby agrees to cause both the Senior Agent and the Subordinated Agent to be named additional insured under all of the Insurances for the Pre-existing Vessels, provided, however, that the Subordinated Agent’s interest therein will be subordinated to the interest of the Senior Agent. The Subordinated Lenders hereby irrevocably appoint and constitute the Senior Agent as the Subordinated Lenders’ true and lawful attorney-in-fact with full power (in the name of the Subordinated Lenders or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned by the Insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Senior Agent may deem to be necessary or advisable and otherwise to do any and all things which the Subordinated Lenders themselves could do in relation to the property hereby assigned including but not limited to filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with the Insurances which the Senior Agent may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby. The Subordinated Agent hereby agrees that until such time as the Senior Lenders are repaid in full that it will not exercise any of the rights or powers it may possess as a result of its being named additional insured.
          (c) Limitation on Acceleration. Neither the Subordinated Agent nor any Subordinated Lender shall be entitled to exercise any remedies or commence any action or proceeding with respect to the Subordinated Security Documents to recover any amounts due or to become due in connection with the Subordinated Loan Agreement unless:
(i)	the Senior Indebtedness shall have been paid in full in cash and the Senior Loan Agreement shall have been irrevocably terminated; or

(ii)	the Senior Lenders shall have given their prior written consent thereto (which consent the Senior Lenders shall be entitled to withhold without giving any reason or explanation);
and provided, that any action taken by the Subordinated Agent or Subordinated Lenders under (ii) above shall be so as not to prejudice, interfere with or adversely affect the prior rights and interests of the Senior Lenders; provided, further, that notwithstanding the foregoing, nothing in this section shall preclude the right of the Subordinated Agent or the Subordinated Lenders to join or intervene in or otherwise support any proceedings arising from or relating to the arrest or detention of any Pre-existing Vessel or the GPA 654 Vessel (each a “Vessel”) (whether by action of the Senior Lenders or any other Person) with a view to substantiating, preserving or protecting its interests in the Vessel or the Subordinated Security Documents in which case prompt notice thereof shall be given by the Subordinated Lenders to the Senior Lenders, and provided further that if such actions by the Senior Lenders or third parties are discontinued, the Subordinated Lenders will, at the first request of the Senior Lenders, discontinue the actions taken by it.
          (d) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency or bankruptcy proceedings relative to the Borrower or its property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or winding-up of the Borrower or distribution or marshalling of its assets or any composition with creditors of the Borrower, whether or not involving insolvency or bankruptcy, or the appointment of a receiver, intervenor or conservator of, or trustee, custodian or similar officer for the Borrower or any substantial part of its property (each individually or collectively, an “Event”), then all Senior Indebtedness shall be paid in full and satisfied in cash and the Senior Loan Agreement terminated before any Distribution shall be made on account of any Subordinated Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to the Senior Agent for the benefit of the Senior Lenders until amounts owing upon Senior Indebtedness shall have been paid in full in cash and the Senior Loan Agreement has been irrevocably terminated.
          (e) Acceleration. In the event all Senior Indebtedness becomes due and payable, whether by acceleration, maturity or otherwise, no Distribution shall thereafter be made on account of the Subordinated Indebtedness until all Senior Indebtedness shall be paid in full in cash and the Senior Loan Agreement is terminated.
          (f) Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by the Subordinated Agent or any Subordinated Lender or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of the Subordinated Agent or any Subordinated Lender at a time when the Subordinated Lenders are not permitted to receive any such Distribution or proceeds thereof, then the Subordinated Agent and/or such Subordinated Lender(s) will forthwith deliver, or cause to be delivered, the same to the Senior Agent in precisely the form held by the Subordinated Agent or such Subordinated Lender(s) (except for any necessary endorsement) and until so delivered, the same shall be held in trust by the Subordinated Agent and/or the Subordinated Lender(s), or any such Affiliate, as the property of the Senior Agent and the Senior Lenders and shall not be commingled with other property of the Subordinated Agent or any such Subordinated Lender or Affiliate.
          (g) Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of the Subordinated Agent and Subordinated Lenders on the one hand and the Senior Agent and the Senior Lenders on the other hand. Nothing in this Agreement shall impair, as between the Borrower and the Subordinated Agent and or Subordinated Lenders the unconditional and absolute obligation of the Borrower to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Loan Agreement in accordance with the terms thereof, subject to the rights of the Senior Agent and the Senior Lenders under this Agreement.
          (h) Subordinated Lenders’ Right to Purchase Senior Debt. The Senior Lender hereby agrees that in the event that an Event of Default has occurred under the Senior Loan Agreement, the Senior Lender has accelerated the indebtedness thereunder and is taking steps to enforce its rights under the Senior Security Documents, the Subordinated Lenders, any of them, may purchase the Senior Lender’s interest in such documents by indefeasibly paying to the Senior Lenders all amounts due or to become due to the Senior Lenders thereunder including, without limitation, the outstanding principal amount of the Senior Loan, accrued interest to the date of such payment, break funding costs, costs associated with the unwind of any Interest Rate Agreement (as defined in the Senior Loan Agreement) and any and all expenses due thereunder or in connection therewith.
          3. Miscellaneous.
               3.1. Survival of Rights. The right of Senior Agent or any Senior Lender to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of the Borrower, the Senior Agent or any Senior Lender including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by the Borrower with such provisions, regardless of the actual or imputed knowledge of the Senior Agent or such Senior Lender.
               3.2. Receipt of Agreements. The Subordinated Agent hereby acknowledges that it has delivered to the Senior Agent a correct and complete copy of the Subordinated Loan Agreement and Subordinated Security Documents as in effect on the date hereof. The Senior Agent hereby acknowledges that it has delivered to the Subordinated Agent a correct and complete copy of the Senior Loan Agreement as in effect on the date hereof.

               3.3. Notice of Default and Certain Events. The Senior Agent and the Senior Lenders and the Subordinated Agent and Subordinated Lender shall undertake in good faith to notify the others of the occurrence of any of the following as applicable:
                    (a) the obtaining of actual knowledge of the occurrence of any default under the Subordinated Loan Agreement;
                    (b) the acceleration of any Senior Indebtedness by the Senior Agent and the Senior Lenders or of any Subordinated Indebtedness by the Subordinated Agent and the Subordinated Lenders;
                    (c) the granting by the Senior Agent and the Senior Lenders of any waiver of any Event of Default under the Senior Loan Agreement or the granting by the Subordinated Agent and Subordinated Lenders of any waiver of any “default” or “event of default” under the Subordinated Loan Agreement; or
                    (d) the payment in full by the Borrower (whether as a result of refinancing or otherwise) of all Senior Indebtedness.
               The failure of any party to give such notice shall not affect the subordination of the Subordinated Indebtedness as provided in this Subordination Agreement.
               3.4. Notices. Any notice or other communication required or permitted pursuant to this Subordination Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by facsimile to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:
If to the Senior Agent and the
Senior Lenders:
DVB Bank NV
Parklaan 2
3016 BB Rotterdam
The Netherlands
Attention:
Facsimile: +31 10 436 2957
If to the Subordinated Agent and the
Subordinated Lenders Lender:

DVB Bank NV
Parklaan 2
3016 BB Rotterdam
The Netherlands
Attention:
Facsimile: +31 10 436 2957
If to the Borrower:
Rigdon Marine Corporation
10111 Richmond Ave, Suite 340
Houston, Texas 77042
United States of America
Facsimile No.: (713) 963 0541
Attention: Quintin V. Kneen
               3.5 Binding Effect; Other. This Subordination Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Indebtedness shall have been satisfied or paid in full in cash and the Senior Loan Agreement shall have terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Borrower with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon or as a result of the occurrence of an Event, or otherwise, all as though such payments had not been made. If any payment to the Subordinated Agent or the Subordinated Lenders is turned over to the Senior Agent and/or the Senior Lenders pursuant to the provisions of this Subordination Agreement and such payment is returned upon or as a result of the occurrence of an Event, the Senior Agent shall reverse the application of such payments to the Senior Indebtedness and return such payment (without interest) to the Subordinated Lender. No action which the Senior Agent, any Senior Lender or the Borrower may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Subordination Agreement or the obligations of the Subordinated Agent or the Subordinated Lender hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Subordination Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Subordination Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.
          4. Representations and Warranties.
          (a) Each Subordinated Lender severally represents and warrants to the Senior Agent and the Senior Lenders that the Subordinated Lender is the holder of the Subordinated Indebtedness. Each Subordinated Lender agrees that it shall not (i) assign or transfer any of the

Subordinated Indebtedness, its rights under this Agreement or its rights under any Subordinated Security Document without the prior written consent of the Senior Agent and the Senior Lenders (which consent shall not be unreasonably withheld), (ii) exercise any right of set-off or convert any Subordinated Indebtedness to equity, or (iii) agree to any amendment to the Subordinated Loan Agreement or the Subordinated Security Documents, in any event without the written consent of the Senior Agent and the Senior Lenders. The Subordinated Agent and each Subordinated Lender warrants to the Senior Agent and the Senior Lenders that it has full right, power and authority to enter into this Subordination Agreement and, to the extent it is an Senior Agent or trustee for other parties, that this Subordination Agreement shall fully bind all such other parties.
          (b) Each Senior Lender severally represents and warrants to the Subordinated Agent and Subordinated Lenders that it is the holder of Senior Indebtedness. The Senior Agent and each Senior Lender further warrants to the Subordinated Agent and the Subordinated Lenders that it has full right, power and authority to enter into this Subordination Agreement and, to the extent the Senior Lender is an Senior Agent or trustee for other parties, that this Subordination Agreement shall fully bind all such other parties.
          5. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST THE SUBORDINATED AGENT OR ANY SUBORDINATED LENDER WITH RESPECT TO THIS OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE SUPREME COURT OF THE STATE OF NEW YORK, ANY FEDERAL DISTRICT COURT WITHIN THE STATE OF NEW YORK, OR ELSEWHERE AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE SUBORDINATED AGENT, EACH SUBORDINATED LENDER, THE SENIOR AGENT, AND EACH SENIOR LENDER ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHTS OF THE SENIOR AGENT AND THE SENIOR LENDERS TO BRING PROCEEDINGS AGAINST THE SUBORDINATED AGENT AND/OR ANY SUBORDINATED LENDER IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE SUBORDINATED AGENT AND/OR ANY SUBORDINATED LENDER AGAINST THE SENIOR AGENT AND/OR ANY SENIOR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK. THE SUBORDINATED LENDER EACH WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

          6. Waiver Of Jury Trial. EACH CREDITOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH CREDITOR HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date above first written.

DVB BANK NV, as Senior Agent
By:	/s/ Matthew R. Cooley
	Name:	Matthew R. Cooley
	Title:	Attorney-in-Fact

DVB BANK NV, as Subordinated Agent
By:	/s/ Matthew R. Cooley
	Name:	Matthew R. Cooley
	Title:	Attorney-in-Fact

RIGDON MARINE CORPORATION, as Borrower
By:	/s/ Bruce A. Streeter
	Name:	Bruce A. Streeter
	Title:	Chairman and CEO

DVB BANK NV, as Subordinated Lender
By:	/s/ Matthew R. Cooley
	Name:	Matthew R. Cooley
	Title:	Attorney-in-Fact

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